UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 03, 2020

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.001 PAR VALUE	QDEL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2020, the Compensation Committee of the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s 2020 cash incentive plan applicable to the Company’s executive officers and other members of senior management for the Company’s fiscal year ending December 31, 2020 (the “2020 Cash Incentive Compensation Plan”).  Payout under the 2020 Cash Incentive Compensation Plan is predicated upon achievement of (i) revenue targets, and (ii) EBITDA targets, with each of the foregoing as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2020 fiscal year. A description of the 2020 Cash Incentive Compensation Plan and related target bonuses are set forth on Exhibit 10.1 hereto and are incorporated by reference herein.
On February 3, 2020, the Compensation Committee also approved the Company’s 2020 Annual Equity Incentive Plan (the “2020 Equity Incentive Plan”). The 2020 Equity Incentive Plan provides for grants of equity awards to eligible employees of the Company, including the Company’s executive officers, subject to the terms described below and as set forth on Exhibit 10.2 hereto.
Under the 2020 Equity Incentive Plan, each participating employee receives equity incentive awards in the form of (i) non-qualified stock options; (ii) time-based restricted stock units; and/or (iii) performance-based restricted stock units. The vesting periods for the equity incentive awards are described on Exhibit 10.2 hereto which is incorporated by reference herein.
On February 4, 2020, the Company and Werner Kroll, the Company’s Senior Vice President, R&D entered into an Individual Retirement Program (the “Program”) as approved by the Board of Directors and Compensation Committee of the Board of Directors. This program was entered into as part of the Company’s succession planning and planning for the potential retirement in several years of Mr. Kroll. The Program is intended to provide an incentive for Mr. Kroll to continue his employment as the Company’s Senior Vice President, R&D through at least March 31, 2023.
The Program provides that for each calendar year that Mr. Kroll continues to be employed by the Company as its SVP, R&D he will receive non-qualified stock options (“Options”) and/or restricted stock units (“RSUs”) with a value on the date of grant of $1,000,000. The award agreement for any RSUs or options issued pursuant to the Program will provide for the following vesting schedule: one-third of the RSUs and/or options will vest each year on the anniversary of the date of grant, subject to Mr. Kroll’s continued employment with the Company in any capacity. The Program contemplates that the RSU and/or option grants described above will constitute the sole equity incentive compensation that Mr. Kroll will be entitled to receive on or after January 1, 2020, the first of which was granted on February 4, 2020.
The Program also contemplates that if Mr. Kroll remains employed by the Company in good standing as its SVP, R&D through at least March 31, 2023, then upon Mr. Kroll ceasing to serve as the Company’s SVP, R&D he and the Company will enter into a Special Advisor Agreement, in the form provided in the Program. The Special Advisor Agreement will provide that upon ceasing to serve as the Company’s SVP, R&D, Mr. Kroll will be engaged as a full-time employee of the Company, serving as a non-officer special advisor to the Company for a period of one year, subject to the terms and conditions thereof. During such time as Mr. Kroll serves as a special advisor, he will receive a base salary equal to 50% of his base pay rate as of the date he ceased to serve as SVP, R&D and his outstanding equity awards will continue to vest and be governed by the applicable equity incentive plan and award agreements.
The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Individual Retirement Program, including the form of Special Advisor Agreement attached thereto, which is filed as Exhibit 10.3 to this Form 8-K and is hereby incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1	2020 Cash Incentive Compensation Plan.
10.2	2020 Annual Equity Incentive Plan Grants to the Company's Executive Officers.
10.3	Individual Retirement Program for Werner Kroll.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2020

QUIDEL CORPORATION

/s/ PHILLIP S. ASKIM
By: Phillip S. Askim
Secretary